EXHIBIT 5.1

TRW Automotive Holdings Corp.

12001 Tech Center Drive

Livonia, Michigan 48150

(734) 855-2600

May 24, 2012

TRW Automotive Holdings Corp.

12001 Tech Center Drive

Livonia, Michigan 48150

Re: TRW Automotive Holdings Corp. 2012 Stock Incentive Plan

Ladies and Gentlemen:

As Senior Counsel – Securities, Director of Corporate Compliance and Assistant Secretary of TRW Automotive Holdings Corp. (“TRW”), I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate 6,150,000 shares of common stock, par value $.01 per share, of TRW (“Shares”) that may be issued by TRW from time to time in accordance with the TRW Automotive Holdings Corp. 2012 Stock Incentive Plan (the “Plan”).

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity of all copies to the originals thereof and the authenticity of all original documents.

I, or members of my staff, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records, documents and other instruments and have made such other investigations of fact and law as I have deemed necessary or appropriate to enable me to render the opinion expressed below. I express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares, upon issuance in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me in Part II, Item 5 of the Registration Statement. In giving my consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Sheri Roberts
Sheri Roberts
Senior Counsel – Securities, Director of Corporate Compliance and Assistant Secretary